KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


   TEL (212) 715-9100                                   47, Avenue Hoche
   FAX (212) 715-8000                                      75008 Paris
                                                             France

                               April 26, 2001



Investec Funds
1055 Washington Blvd., 3rd Floor
Stamford, Connecticut  06901

            Re:   Investec Funds
                  Post-Effective Amendment No. 29
                  File No. 33-75340; ICA No. 811-8360
                  ------------------------------------

Gentlemen:

            We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 29 to Registration Statement No. 33-75340 on Form N-1A.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel